Exhibit 99.1

For further information, contact:
John Spencer Ahn	Sue Kim
Investor Relations	Media Relations
408-222-7544	408-222-1942
johnahn@marvell.com	suekim@marvell.com

Marvell Technology Group Ltd. Announces Completion

of Audit Committee Investigation

Santa Clara, Calif. (March 1, 2016) — Marvell Technology Group Ltd. (NASDAQ: MRVL), a global leader in integrated silicon solutions, today reported that the Audit Committee of Marvell’s Board of Directors (the “Audit Committee”) has completed its independent investigation of certain accounting and internal control matters.

Audit Committee Investigation

The Audit Committee retained independent counsel and a forensic accounting specialist to assist the Audit Committee in its investigation. As previously announced, this investigation generally included a review of certain revenue recognized in the first and second quarters of fiscal 2016 and the fourth quarter of fiscal 2015, including transactions that would have, in the normal course of events and but for action by Marvell employees, been completed and recognized in a subsequent quarter (referred to internally as “pull-ins”), the accrual of a litigation reserve in the second quarter of fiscal 2016, and the initial stated belief by Marvell’s CEO and Chairman of ownership of certain patent rights related to his Final-Level Cache invention and his later assignment of associated patent applications to Marvell. The Audit Committee also reviewed disclosure concerning the foregoing matters and related circumstances, and whether senior management’s operating style during the relevant periods resulted in an open flow of information and communication to set an appropriate “tone at the top” for an effective control environment.

The Audit Committee identified no fraudulent activity in the course of this investigation. The Audit Committee’s key conclusions regarding this investigation included the following: (a) revenue related to pull-in transactions during the subject periods was for most such transactions properly recognized in accordance with Marvell’s revenue recognition policy and generally accepted accounting principles, though for certain transactions Marvell’s internal controls were not fully followed and revenue from certain pull-in and distributor transactions was recognized prematurely; (b) Marvell’s public disclosures for such periods related to revenue that properly included pull-in transactions were not misleading; (c) while Marvell’s CEO and Chairman stated his belief that he had a good faith claim to ownership of the Final-Level Cache invention, the invention was owned by Marvell during all periods in which company resources related to such invention were deployed, and, as a result, there were no errors in accounting related to the Final-Level Cache invention, and the disclosures relating to such invention contained in Marvell’s Form 10-Q for the first quarter of fiscal 2016 were not misleading; and (d) while Marvell lacked a well-structured process to establish significant and judgmental reserves associated with litigation and royalties, there was no contemporaneous evidence that the increase in the reserve ultimately recorded in Marvell’s books and records for the second quarter of fiscal 2016 was not reasonable or appropriate. The Audit Committee also found certain “tone at the top” issues, including significant pressure on sales and finance personnel to meet revenue targets and the failure to raise to the appropriate level at the appropriate times the initial assertion of Marvell’s CEO and Chairman that he owned the Final-Level Cache invention, the patent applications for which he later assigned to Marvell.

As noted above, the Audit Committee did identify a limited number of transactions that had the effect of recognizing revenue prematurely, generally involving the extension of payment terms beyond Marvell’s customary terms. Marvell is evaluating whether any of these errors were material to any previously reported financial period. If any correction to previously reported financial periods were to be made as a result of these identified transactions, it would result in a shift of revenues from the fourth quarter of fiscal 2015 to the first quarter of fiscal 2016 or from the first quarter of fiscal 2016 to the second quarter of fiscal 2016. The identified transactions do not have any impact on the total amount of revenue ultimately recognized by Marvell for the aggregate of the three quarters subject to the Audit Committee’s investigation and do not reflect a lack of validity of the underlying transactions.

The Audit Committee made a number of recommendations to the board of directors of Marvell, including recommendations regarding the addition of certain compliance, finance and legal personnel, the review and revision of certain policies and procedures, the augmented training of employees in some areas and the addition of independent board members. Marvell is also evaluating the impact of the Audit Committee’s findings on the effectiveness of Marvell’s disclosure controls and internal controls over financial reporting. The Audit Committee also intends to review certain matters that came to the Audit Committee’s attention during the course of its now-completed investigation, including the setting of certain reserves in fiscal 2012 and the first quarter of fiscal 2013. No determination has been made whether such matters present any issues that would be material.

Marvell’s board and management team take their obligations to shareholders, customers, employees and other constituencies very seriously. The Audit Committee established a rapid timetable for implementation of many of these recommendations, and the board of directors and management intend to meet all requirements set by the Audit Committee. As previously announced, the board of directors has engaged an international executive search firm to conduct a search for additional independent board members and with another firm to conduct a search for a permanent chief financial officer.

SEC Filings Update

As previously reported, Marvell has not yet filed its Quarterly Reports on Form 10-Q for the second or third quarters of fiscal 2016 (the “Forms 10-Q”). As also previously reported, as a result of the delayed filing of the Forms 10-Q, Marvell is not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Rule”), which requires the timely filing of all required periodic financial reports. As announced in Marvell’s press release issued on December 7, 2015, The Nasdaq Stock Market LLC (“Nasdaq”) granted Marvell through March 8, 2016 to file the Forms 10-Q in order to regain compliance with the Rule. Marvell is working diligently to complete and file the Forms 10-Q as soon as possible, but it does not expect to have the Forms 10-Q on file by March 8, 2016. Marvell expects that it will be notified by Nasdaq that Marvell will be required to request a hearing before a Nasdaq Hearings Panel to remain listed on the Nasdaq Stock Market until the Forms 10-Q are filed. Upon receiving any such notification, Marvell intends to request such a hearing and to request that Marvell’s common stock remain listed pending such hearing.

Forward-Looking Statements under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties, including: its use of non-GAAP financial measures as important supplemental information. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “can,” “will” and similar expressions identify such forward-looking statements. These statements are not guarantees of results and should not be considered as an indication of future activity or future performance. Actual events or results may differ materially from those described in this press release due to a number of risks and uncertainties, including, among others: implementation of remedial actions as a result of the Audit Committee’s investigation, the results of the analysis of any errors in financial reporting identified in the investigation or otherwise, the results of further review by the Audit Committee of certain matters that came to the Audit Committee’s attention during the course of its now-completed investigation, any matters arising out of the review and audit of our financial statements by Marvell’s new independent registered public accounting firm, adverse impact of litigation or regulatory activities, Marvell’s ability to add additional directors and hire a permanent Chief Financial Officer and other recommended personnel in a timely manner, Marvell’s ability to obtain a further extension from the Nasdaq Hearing Panel and regain compliance with its SEC reporting obligations within the time of any exemption granted by the Nasdaq Hearing Panel; and other risks detailed in Marvell’s SEC filings from time to time. For other factors that could cause Marvell’s results to vary from expectations, please see the risk factors identified in the Marvell’s latest Annual Report on Form 10-K for the year ended January 31, 2015 and its latest Quarterly Report on Form 10-Q for the quarter ended May 2, 2015 as filed with the SEC, and other factors detailed from time to time in Marvell’s filings with the SEC. Marvell undertakes no obligation to revise or update publicly any forward-looking statements.

About Marvell

Marvell (NASDAQ: MRVL) is a global leader in providing complete silicon solutions and Kinoma software enabling the “Smart Life and Smart Lifestyle.” From storage to Internet of Things (IoT), cloud infrastructure, digital entertainment and in-home content delivery, Marvell’s diverse product portfolio aligns complete platform designs with industry-leading performance, security, reliability and efficiency. At the core of the world’s most powerful consumer, network and enterprise systems, Marvell empowers partners and their customers to always stand at the forefront of innovation, performance and mass appeal. By providing people around the world with mobility and ease of access to services adding value to their social, private and work lives, Marvell is committed to enhancing the human experience.

As used in this release, the term “Marvell” refers to Marvell Technology Group Ltd. and its subsidiaries. For more information, please visit www.Marvell.com.

Marvell, the M logo, ARMADA, Avastar and Kinoma are registered trademarks of Marvell and/or its affiliates. Other names and brands may be claimed as the property of others.

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